Exhibit 99.1

July 20, 2023
Phoenix, Arizona

Knight-Swift Transportation Holdings Inc. Reports Second Quarter 2023 Revenue and Earnings
Knight-Swift Transportation Holdings Inc. (NYSE: KNX) ("Knight-Swift" or "the Company"), one of the largest and most diversified freight transportation companies, operating the largest full truckload fleet in North America, today reported second quarter 2023 net income attributable to Knight-Swift of $63.3 million and Adjusted Net Income Attributable to Knight-Swift1 of $78.6 million. GAAP earnings per diluted share for the second quarter of 2023 were $0.39, compared to $1.35 for the second quarter of 2022. The Adjusted EPS was $0.49 for the second quarter of 2023, compared to $1.41 for the second quarter of 2022.

Key Financial Highlights
During the second quarter of 2023, consolidated total revenue was $1.6 billion, which is a 20.8% decrease from the second quarter of 2022. Consolidated operating income was $94.0 million, reflecting a decrease of 71.1%, as compared to the same quarter last year. Consolidated Net Income Attributable to Knight-Swift decreased by 71.1% to $63.3 million.
•Truckload — 91.8% Adjusted Operating Ratio, with a 15.5% year-over-year decrease in revenue, excluding fuel surcharge and intersegment transactions.
•LTL — 85.1% Adjusted Operating Ratio, a 640 basis point degradation year-over-year, while revenues, excluding fuel surcharge and intersegment transactions, increased 2.0% year-over-year.
•Logistics — 91.6% Adjusted Operating Ratio with a gross margin of 19.4%, while load count decreased 35.0% year-over-year.
•Intermodal — 106.4% operating ratio, as revenue per load declined 24.5%, partially offset by load count growth of 4.0% year-over year.
•Non-reportable Segments — Operating loss narrowed sequentially from $15.6 million in the prior quarter to $7.1 million in the current quarter. Our third party insurance business current quarter operating loss reduced to $15.0 million (or $0.07 per diluted share) from a $22.8 million operating loss (or $0.11 per diluted share) in the first quarter of 2023.
•Free Cash Flow 1 — $303.1 million of Free Cash Flow 1 year-to-date June 30, 2023.
•Acquisition of U.S. Xpress — Knight-Swift closed the previously-announced acquisition of U.S. Xpress Enterprises, Inc. (“U.S. Xpress”) on July 1, 2023.

	Quarter Ended June 30,
	2023	2022	Change
	(Dollars in thousands, except per share data)
Total revenue	$1,552,979	$1,961,131	(20.8)%
Revenue, excluding truckload and LTL fuel surcharge	$1,390,448	$1,694,531	(17.9)%
Operating income	$94,030	$325,778	(71.1)%
Adjusted Operating Income [1]	$114,667	$339,993	(66.3)%
Net income attributable to Knight-Swift	$63,326	$219,492	(71.1)%
Adjusted Net Income Attributable to Knight-Swift [1]	$78,618	$230,189	(65.8)%
Earnings per diluted share	$0.39	$1.35	(71.1)%
Adjusted EPS [1]	$0.49	$1.41	(65.2)%
1See GAAP to non-GAAP reconciliation in the schedules following this release.

Our GAAP and non-GAAP results for the quarter included certain positive and negative items that impact the comparability of year-over-year results. These items included a positive impact of $33.8 million in "Other income (expense), net" due to the absence of the loss on investment in Embark Trucks Inc. recorded in the 2022 quarter. The positive impact was more than offset by the $10.2 million increase in net interest expense, $3.0 million reduction in gains on other investments, the $22.2 million reduction in operating income in our Iron Truck insurance program, and the $8.7 million reduction in gain on sale of revenue equipment year-over-year.
David Jackson, CEO of Knight-Swift, commented, "The absence of typical seasonal demand support reached its fourth consecutive quarter, with absolute demand falling to its lowest point yet for our truckload businesses in April before stabilizing at modestly better levels for the balance of the quarter. Logistics continues to navigate a very weak demand environment while maintaining a low 90's operating ratio despite being at the point of the cycle where purchased transportation costs seem to be finding a floor while contractual pricing continues to erode. The performance of our power-only service helped this segment hold gross margin essentially flat with the first quarter. Our Less-than-Truckload business remains a bright spot delivering an 85.1% Adjusted Operating Ratio as yield and efficiency improvements partially offset the softer volume environment and decline in fuel surcharge revenues. We believe we are in the late innings of inventory de-stocking and expect to see a normalization of imports and seasonality in coming quarters. Industry margins have been squeezed to unprecedented levels as rising operating costs have not relented as has been typical in previous cycles when truckload demand weakens. If past cycles are any indication, the longer the time spent at the bottom, the more pronounced the rebound can be. As such, while we diligently control costs and mitigate risk in the current environment, we are positioning our business for the eventual recovery. Further, we will continue to take steps in pursuit of long-term opportunities, such as our acquisition of U.S. Xpress earlier this month. We are excited to now be fully working together to accomplish the significant goals we have laid out for this business. We have already begun to realize meaningful cost improvement and are positioning the business to benefit from an eventual rate rebound."
Other Income (Expense), net — We recorded $9.7 million of income within "Other income (expense), net" in the condensed consolidated statement of comprehensive income in the second quarter of 2023, as compared to $25.6 million of expense in the second quarter of 2022 when we had a net loss within our portfolio of investments, primarily driven by an unrealized loss on our investment in Embark Trucks Inc.
Income Taxes — The effective tax rate was 25.9% for the second quarter of 2023, compared to 24.7% for the second quarter of 2022. We expect the full-year 2023 effective tax rate to be in the range of 25% to 26%.
Dividend — On April 27, 2023, our board of directors declared a quarterly cash dividend of $0.14 per share of our common stock. The dividend was payable to the Company's stockholders of record as of June 9, 2023 and was paid on June 27, 2023.
U.S. Xpress — Having closed the acquisition on July 1, 2023, our synergy teams of leaders from Knight, Swift, and U.S. Xpress are now fully engaged in sharing information, best practices, and further defining opportunities for improvement, and action plans to execute on those opportunities are well under way.

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Segment Financial Performance
Truckload Segment

	Quarter Ended June 30,
	2023	2022	Change
	(Dollars in thousands)
Revenue, excluding fuel surcharge and intersegment transactions	$829,373	$981,479	(15.5%)
Operating income	$67,911	$206,296	(67.1%)
Adjusted Operating Income [1]	$68,210	$206,619	(67.0%)
Operating ratio	92.9%	82.6%	1,030	bps
Adjusted Operating Ratio [1]	91.8%	78.9%	1,290	bps

1See GAAP to non-GAAP reconciliation in the schedules following this release.
Our diverse Truckload segment consists of our irregular route truckload, dedicated truckload, refrigerated, expedited, flatbed, and cross-border operations across our brands with approximately 13,400 irregular route tractors and nearly 4,500 dedicated tractors.
The Truckload segment experienced an extremely difficult environment, operating with a 91.8% Adjusted Operating Ratio as soft demand and a slight uptick in driver turnover were headwinds to volumes and utilization. Revenue per loaded mile, excluding fuel surcharge and intersegment transactions, declined 11.0% year-over-year as new rates continue to take effect throughout our portfolio and as pricing pressure intensified in the softer volume environment. Revenue, excluding fuel surcharge and intersegment transactions, was $829.4 million, a decrease of 15.5% year-over-year. Miles per tractor decreased 3.3%, and revenue per tractor decreased 14.5% year-over-year as the improving revenue per tractor in our dedicated division was more than offset by declines in the over-the-road business. Cost per mile, net of fuel surcharge recovery, increased 2.7% year-over-year but was stable sequentially.
LTL Segment

	Quarter Ended June 30,
	2023	2022	Change
	(Dollars in thousands)
Revenue, excluding fuel surcharge	$228,578	$224,178	2.0%
Operating income	$30,238	$43,767	(30.9%)
Adjusted Operating Income [1]	$34,158	$47,762	(28.5%)
Operating ratio	88.7%	84.6%	410	bps
Adjusted Operating Ratio [1]	85.1%	78.7%	640	bps

1See GAAP to non-GAAP reconciliation in the schedules following this release.
Our LTL segment operated well, producing an 85.1% Adjusted Operating Ratio during the second quarter of 2023, which represents a slight improvement sequentially but a 640 basis point degradation from the second quarter of 2022 as softer volumes, higher wages, and the decline in fuel surcharge revenues over the past year have pressured the Adjusted Operating Ratio. Shipments per day decreased 3.9% year-over-year with softer demand. Revenue per hundredweight increased 7.0% excluding fuel surcharge, while revenue per shipment increased by 5.9%, excluding fuel surcharge, reflecting a 0.9% decrease in weight per shipment. We expect our connected LTL network and the expanding use of shipment dimensioning technology will provide additional opportunities for revenue growth. During the second quarter, we increased our door count by 50, and we expect door capacity to continue to grow by an additional 100 doors through the remainder of 2023. We remain encouraged by the strong performance within our LTL segment, and we continue to look for both organic and inorganic opportunities to geographically expand our footprint within the LTL market.

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Logistics Segment

	Quarter Ended June 30,
	2023	2022	Change
	(Dollars in thousands)
Revenue, excluding intersegment transactions	$117,782	$247,319	(52.4%)
Operating income	$9,566	$43,749	(78.1%)
Adjusted Operating Income [1]	$9,900	$44,083	(77.5%)
Operating ratio	92.0%	82.4%	960	bps
Adjusted Operating Ratio [1]	91.6%	82.2%	940	bps

1See GAAP to non-GAAP reconciliation in the schedules following this release.
The Logistics segment Adjusted Operating Ratio was 91.6%, with a gross margin of 19.4% in the second quarter of 2023, down from 24.4% in the second quarter of 2022 as pressure on top-line pricing is no longer being offset by corresponding reductions in purchased transportation costs. The brokerage space continues to endure soft demand, causing our load count to decline by 35.0% year-over-year, though our traditional brokerage volumes are seeing greater declines than our power-only service offering. The soft demand resulted in revenue per load decreasing by 26.8% year-over-year. We continue to leverage our consolidated fleet of approximately 80,000 trailers as we build out our power-only service. We continue to innovate with technology intended to remove friction and allow seamless connectivity, leading to services that we expect will capture new opportunities for revenue growth.
Intermodal Segment

	Quarter Ended June 30,
	2023	2022	Change
	(Dollars in thousands)
Revenue, excluding intersegment transactions	$104,327	$132,854	(21.5%)
Operating (loss) income	$(6,632)	$14,172	(146.8%)
Operating ratio	106.4%	89.3%	1,710	bps

The Intermodal segment operated with a 106.4% operating ratio while total revenue decreased 21.5% to $104.3 million. While load count increased year-over-year by 4.0%, revenue per load declined 24.5% as a result of soft demand, competitive truck capacity, and the winding down of a container leasing project. With improved rail pricing going into effect in the second half of the year, initiatives to reduce chassis costs, and volume support from new bid awards and improved rail service, we expect to improve the operating results of this segment moving forward. We remain focused on growing our load count and improving the efficiency of our assets as Intermodal continues to provide value to our customers and is complementary to the many services we offer.
Non-reportable Segments

	Quarter Ended June 30,
	2023	2022	Change
	(Dollars in thousands)
Total revenue	$130,110	$128,112	1.6%
Operating (loss) income	$(7,053)	$17,794	(139.6%)

The non-reportable segments include support services provided to our customers and third-party carriers, including insurance, equipment maintenance, equipment leasing, warehousing, trailer parts manufacturing, and warranty services. Our non-reportable segments also include certain corporate expenses (such as legal settlements and accruals, as well as $12.0 million in quarterly amortization of intangibles related to the 2017 merger between Knight and Swift and certain acquisitions).

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Revenue growth slowed to 1.6% year-over-year, largely as a result of our actions to address the recent challenges within our third-party insurance program, producing a $7.1 million operating loss within our non-reportable segments. Our efforts to improve our Iron Insurance line of business reduced its operating loss by $7.8 million since the first quarter to a $15.0 million operating loss (or $0.07 per diluted share) during the second quarter of 2023. We have made progress reducing the exposure basis of third party carrier risk, and we are applying more stringent underwriting criteria and higher premiums for any retained risk as policies come up for renewal. The current operating loss is primarily due to ongoing claims development and the time it takes to work higher premiums through the portfolio.
As noted previously, it will take some time for these changes in the insurance business to fully materialize in the results, but we are pleased to see progress and anticipate a positive contribution for the non-reportable segments as a whole in the second half of the year and continued revenue growth from the other activities within our non-reportable segments moving forward.

Consolidated Liquidity, Capital Resources, and Earnings Guidance
Cash Flow Sources (Uses)

	Year-to-Date June 30,
	2023	2022	Change
	(In thousands)
Net cash provided by operating activities	$722,190	$719,984	$2,206
Net cash used in investing activities	(415,990)	(204,306)	(211,684)
Net cash provided by (used in) financing activities	236,624	(552,361)	788,985
Net increase (decrease) in cash, restricted cash, and equivalents [1]	$542,824	$(36,683)	$579,507
Net capital expenditures	$(419,101)	$(191,283)	$(227,818)

1"Net increase in cash, restricted cash, and equivalents" is derived from changes within "Cash and cash equivalents," "Cash and cash equivalents – restricted," and the long-term portion of restricted cash included in "Other long-term assets" in the condensed consolidated balance sheets.
Liquidity and Capitalization — As of June 30, 2023, we had a balance of $1.1 billion of unrestricted cash and available liquidity and $7.1 billion of stockholders' equity. The face value of our debt, net of unrestricted cash ("Net Debt") was $2.0 billion as of June 30, 2023, primarily reflecting an increase in borrowing at quarter-end to fund the acquisition of U.S. Xpress effective July 1, 2023. Free Cash Flow2 for the year-to-date period ended June 30, 2023 was $303.1 million. During the year-to-date period ending June 30, 2023, we generated $722.2 million in operating cash flows, paid down $29.3 million in finance lease liabilities, $22.2 million on our operating lease liabilities, and $123.0 million on our revolving credit facilities prior to obtaining financing of $250.0 million in new long-term debt and $210.0 million from our revolving credit facilities to fund the $444.7 million set aside for escrow associated with the closing of the U.S. Xpress acquisition.
Equipment and Capital Expenditures — Gain on sale of revenue equipment was $14.3 million in the second quarter of 2023, compared to $23.0 million in the same quarter of 2022. The average age of the tractor fleet within our Truckload segment was 2.6 years in the second quarter of 2023, compared to 2.7 years in the same quarter of 2022. The average age of the tractor fleet within our LTL segment was 4.2 years in the second quarter of 2023 compared to 4.6 years in the same quarter of 2022. Cash capital expenditures, net of disposal proceeds, were $419.1 million for year-to-date June 30, 2023. We expect net cash capital expenditures will be in the range of $700 million – $750 million for full-year 2023, which now includes U.S. Xpress and has been updated from our previously disclosed range of $640 million to $690 million. Our net cash capital expenditures primarily represent replacements of existing tractors and trailers, modest expansion of the U.S Xpress trailer fleet, and investments in our terminal network, driver amenities, and technology, and excludes acquisitions.
________
2See GAAP to non-GAAP reconciliations in the schedules following this release.

5

Guidance — We now expect that Adjusted EPS1 for full-year 2023 will range from $2.10 to 2.30, which includes a projected U.S. Xpress loss of $0.25 to $0.30 post acquisition, inclusive of incremental interest expense associated with the acquisition. This is an update from our previously disclosed range of $3.35 to $3.55, which did not include the projected results of U.S. Xpress. Our expected Adjusted EPS1 range is based on the current truckload, LTL, and general market conditions, recent trends, and the current beliefs, assumptions, and expectations of management, as follows:
Legacy Knight-Swift business
•Truckload rates continue to be pressured, with a year-over-year decrease in overall revenue per mile of high single to low double digit percent for the full year
•Truckload tractor count to be down modestly with miles per tractor improving slightly on a year-over-year basis in the second half of the year
•LTL revenue, excluding fuel surcharge increases modestly year-over-year with relatively stable sequential margin profile subject to typical seasonality
•Logistics volume and revenue per load remains under pressure in the third quarter before improving sequentially in the fourth quarter, with an operating ratio of approximately 90% for the year
•Intermodal Operating Ratio roughly breakeven for the full year with volumes up year-over-year
•Non-reportable to have modest revenue growth for the year and operating income in the second half roughly in line on a year-over-year basis as insurance losses are expected to moderate
Pro forma combined Knight-Swift and U.S. Xpress
•Equipment gains to be in the range of $10 million to $15 million quarterly
•Expect approximately $20 million increase in interest expense in the second half of 2023 as compared to the first half, reflecting approximately $800 million additional debt from U.S. Xpress acquisition and assuming Fed hiking cycle is nearly complete
•Net cash capital expenditures for the full year 2023 expected range of $700 million - $750 million, which has been updated from $640 million to $690 million to include anticipated expenditures for U.S. Xpress.
•Expected tax rate of 25% to 26% for the full year 2023
The factors described under "Forward-Looking Statements," among others, could cause actual results to materially vary from this guidance. Further, we cannot estimate on a forward-looking basis, the impact of certain income and expense items on our earnings per share, because these items, which could be significant, may be infrequent, are difficult to predict, and may be highly variable. As a result, we do not provide a corresponding GAAP measure for, or reconciliation to, our Adjusted EPS1 guidance.
________
1See GAAP to non-GAAP reconciliations in the schedules following this release.
2Our calculation of Adjusted EPS starts with GAAP diluted earnings per share and adds back the after-tax impact of intangible asset amortization (which is expected to be approximately $0.30 for full-year 2023, excluding amortization of intangibles from U.S. Xpress transaction), as well as noncash impairments and certain other unusual items, if any.

Conference Call
Knight-Swift will host a live conference call with analysts and investors to discuss the earnings release, the results of operations, and other matters following its earnings press release on Thursday, July 20, 2023, at 4:30 p.m. EDT. The conference dial in information is +1 (888) 886-7786 (Conference ID: 08852930). Please note that since the call is expected to begin promptly as scheduled, you will need to join a few minutes before that time. Slides to accompany this call will be posted on the Company’s website and will be available to download just before the scheduled conference call. To view the presentation, please visit https://investor.knight-swift.com/, "Second Quarter 2023 Conference Call Presentation."

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Other Information

About Knight-Swift
Knight-Swift Transportation Holdings Inc. is one of North America's largest and most diversified freight transportation companies, providing multiple full truckload, LTL, intermodal, and logistics services. Knight-Swift uses a nationwide network of business units and terminals in the United States and Mexico to serve customers throughout North America. In addition to operating one of the country's largest tractor fleet, Knight-Swift also contracts with third-party equipment providers to provide a broad range of transportation services to our customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

Investor Relations Contact Information
David A. Jackson, President and Chief Executive Officer, or Adam W. Miller, Chief Financial Officer: (602) 606-6349

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Forward-Looking Statements
This press release contains statements that may constitute forward-looking statements, which are based on information currently available, usually identified by words such as "anticipates," "believes," "estimates," "plans,'' "projects," "expects," "hopes," "intends," "strategy," ''focus," "outlook," "foresee," "will," "could," "should," "may," "feel", "goal," "continue," or similar expressions, which speak only as of the date the statement was made. Such statements are forward-looking statements and are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including without limitation: any projections of or guidance regarding earnings, earnings per share, revenues, cash flows, dividends, share repurchases, leverage ratio, capital expenditures, or other financial items; any statement of plans, strategies, and objectives of management for future operations; any statements concerning proposed acquisition plans, new services or developments; any statements regarding future economic, industry, or Company conditions or performance, including, without limitation, expectations regarding future supply or demand, volume, or truckload capacity, and any statements of belief and any statement of assumptions underlying any of the foregoing. In this press release, such statements include, but are not limited to, statements concerning:
•any projections of or guidance regarding earnings, earnings per share, Adjusted EPS, revenues, cash flows, dividends, share repurchases, capital expenditures, or other financial items,
•expected freight environment, including freight demand, capacity, volumes, rates, seasonality, and shipper inventory levels,
•future dividends,
•future effective tax rates,
•future performance or growth of our reportable segments, including expected network, technology, door count, and revenue within our LTL segment; expected load volumes, demand, gross margin, and technology with our Logistics segment; and expected network design, cost structure, container count, capital expenditures, margin, and volumes within our Intermodal segment,
•future performance of our insurance businesses, including underwriting profitability, premium rates, and claims development,
•future capital structure, capital allocation, growth strategies and opportunities, costs, inflation, and liquidity,
•future capital expenditures, including nature and funding of capital expenditures, and
•the U.S. Xpress transaction, including future integration efforts and synergies and future operating performance.
Such forward-looking statements are inherently uncertain, and are based upon the current beliefs, assumptions, and expectations of management and current market conditions, which are subject to significant risks and uncertainties as set forth in the Risk Factors section of Knight-Swift's Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, Annual Report on Form 10-K for the year ended December 31, 2022, and various disclosures in our press releases, stockholder reports, and other filings with the SEC (including our Form 8-K filed with the SEC on March 21, 2023 and the press release filed as Exhibit 99.4 thereto).

8

Financial Statements

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Quarter Ended June 30,		Year-to-Date June 30,
	2023	2022	2023	2022
	(In thousands, except per share data)
Revenue:
Revenue, excluding truckload and LTL fuel surcharge	$1,390,448	$1,694,531	$2,840,741	$3,342,409
Truckload and LTL fuel surcharge	162,531	266,600	349,170	445,711
Total revenue	1,552,979	1,961,131	3,189,911	3,788,120
Operating expenses:
Salaries, wages, and benefits	533,237	549,956	1,069,979	1,086,012
Fuel	168,300	257,146	356,059	447,635
Operations and maintenance	101,380	106,724	200,691	202,607
Insurance and claims	137,306	102,084	275,345	200,276
Operating taxes and licenses	28,332	30,204	54,222	59,241
Communications	6,184	5,744	11,933	11,614
Depreciation and amortization of property and equipment	156,381	147,482	312,347	292,526
Amortization of intangibles	16,505	16,215	32,688	32,381
Rental expense	16,073	13,492	31,141	26,893
Purchased transportation	258,259	384,910	538,988	771,356
Impairments	—	—	—	810
Miscellaneous operating expenses	36,992	21,396	67,701	32,905
Total operating expenses	1,458,949	1,635,353	2,951,094	3,164,256
Operating income	94,030	325,778	238,817	623,864
Other (expenses) income:
Interest income	5,508	675	10,557	1,136
Interest expense	(24,354)	(9,345)	(47,445)	(16,025)
Other income (expense), net	9,679	(25,576)	19,382	(39,981)
Total other (expenses) income, net	(9,167)	(34,246)	(17,506)	(54,870)
Income before income taxes	84,863	291,532	221,311	568,994
Income tax expense	21,959	72,090	54,694	141,264
Net income	62,904	219,442	166,617	427,730
Net loss attributable to noncontrolling interest	422	50	993	99
Net income attributable to Knight-Swift	$63,326	$219,492	$167,610	$427,829
Other comprehensive income (loss)	531	(1,862)	1,621	(2,234)
Comprehensive income	$63,857	$217,630	$169,231	$425,595

Earnings per share:
Basic	$0.39	$1.35	$1.04	$2.61
Diluted	$0.39	$1.35	$1.04	$2.60

Dividends declared per share:	$0.14	$0.12	$0.28	$0.24

Weighted average shares outstanding:
Basic	161,116	162,365	161,018	163,863
Diluted	161,940	163,166	161,917	164,801

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Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2023	December 31, 2022
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$228,957	$196,770
Cash and cash equivalents – restricted	251,438	185,792
Restricted investments, held-to-maturity, amortized cost	3,082	7,175
Trade receivables, net of allowance for doubtful accounts of $25,693 and $22,980, respectively	712,197	842,294
Contract balance – revenue in transit	13,608	15,859
Prepaid expenses	100,896	108,081
Assets held for sale	59,310	40,602
Income tax receivable	17,303	58,974
Acquisition escrow	444,657	—
Other current assets	53,662	38,025
Total current assets	1,885,110	1,493,572
Property and equipment, net	3,962,149	3,835,043
Operating lease right-of-use assets	200,708	192,358
Goodwill	3,519,339	3,519,339
Intangible assets, net	1,744,056	1,776,569
Other long-term assets	126,530	134,785
Total assets	$11,437,892	$10,951,666

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$223,482	$220,849
Accrued payroll and purchased transportation	159,066	171,381
Accrued liabilities	81,766	81,528
Claims accruals – current portion	366,238	311,822
Finance lease liabilities and long-term debt – current portion	73,304	71,466
Operating lease liabilities – current portion	41,565	36,961
Total current liabilities	945,421	894,007
Revolving line of credit	210,000	43,000
Long-term debt – less current portion	1,265,204	1,024,668
Finance lease liabilities – less current portion	333,009	344,377
Operating lease liabilities – less current portion	153,765	149,992
Accounts receivable securitization	338,641	418,561
Claims accruals – less current portion	205,605	201,838
Deferred tax liabilities	899,891	907,893
Other long-term liabilities	5,313	12,049
Total liabilities	4,356,849	3,996,385
Stockholders’ equity:
Common stock	1,613	1,607
Additional paid-in capital	4,412,069	4,392,266
Accumulated other comprehensive loss	(815)	(2,436)
Retained earnings	2,657,415	2,553,567
Total Knight-Swift stockholders' equity	7,070,282	6,945,004
Noncontrolling interest	10,761	10,277
Total stockholders’ equity	7,081,043	6,955,281
Total liabilities and stockholders’ equity	$11,437,892	$10,951,666

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Segment Operating Statistics (Unaudited)

Quarter Ended June 30,	Year-to-Date June 30,
2023	2022	Change	2023	2022	Change
Truckload
Average revenue per tractor [1]	$46,461	$54,361	(14.5%)	$94,176	$106,775	(11.8%)
Non-paid empty miles percentage	15.2%	14.6%	60	bps	15.1%	14.4%	70	bps
Average length of haul (miles)	385	392	(1.8%)	388	393	(1.3%)
Miles per tractor	18,904	19,542	(3.3%)	37,304	38,460	(3.0%)
Average tractors	17,851	18,055	(1.1%)	18,002	18,010	—%
Average trailers [2]	79,911	73,010	9.5%	79,700	72,111	10.5%

LTL [3]
Shipments per day	18,898	19,657	(3.9%)	18,308	19,220	(4.7%)
Weight per shipment (pounds)	1,058	1,068	(0.9%)	1,059	1,083	(2.2%)
Average length of haul (miles)	545	522	4.4%	540	522	3.4%
Revenue per shipment	$187.92	$191.30	(1.8%)	$188.59	$185.01	1.9%
Revenue xFSC per shipment	$160.66	$151.64	5.9%	$159.60	$151.18	5.6%
Revenue per hundredweight	$ 17.77	$17.91	(0.8%)	$ 17.80	$17.09	4.2%
Revenue xFSC per hundredweight	$ 15.19	$14.20	7.0%	$ 15.07	$13.97	7.9%
Average tractors [4]	3,163	3,129	1.1%	3,163	3,110	1.7%
Average trailers [5]	8,452	8,402	0.6%	8,419	8,352	0.8%

Logistics
Revenue per load [6]	$1,652	$2,257	(26.8%)	$1,685	$2,471	(31.8%)
Gross margin	19.4%	24.4%	(500	bps)	19.6%	22.2%	(260)	bps

Intermodal
Average revenue per load [6]	$2,749	$3,642	(24.5%)	$2,979	$3,560	(16.3%)
Load count	37,945	36,474	4.0%	72,138	67,989	6.1%
Average tractors	656	623	5.3%	631	603	4.6%
Average containers	12,842	11,491	11.8%	12,835	11,259	14.0%

1Computed with revenue, excluding fuel surcharge and intersegment transactions
2Second quarter 2023 and 2022 includes 8,377 and 6,014 trailers, respectively, related to leasing activities recorded within our non-reportable operating segments.
The year-to-date period ending June 30, 2023 and 2022 includes 8,683 and 6,783 trailers, respectively, related to leasing activities recorded within our non-reportable operating segments.
3Operating statistics within the LTL segment exclude dedicated and other businesses.
4Our LTL tractor fleet includes 604 and 700 tractors from ACT's and MME's dedicated and other businesses for the second quarter of 2023 and 2022, respectively. Our LTL tractor fleet includes 611 and 698 tractors from ACT's and MME's dedicated and other businesses for the year-to-date period ending June 30, 2023 and 2022, respectively.
5Our LTL trailer fleet includes 778 and 962 trailers from ACT's and MME's dedicated and other businesses for the second quarter of 2023 and 2022, respectively. Our LTL trailer fleet includes 778 and 935 trailers from ACT's and MME's dedicated and other businesses for the year-to-date period ending June 30, 2023 and 2022, respectively.
6Computed with revenue, excluding intersegment transactions.

11

Non-GAAP Financial Measures and Reconciliations
The terms "Adjusted Net Income Attributable to Knight-Swift," "Adjusted Operating Income," "Adjusted EPS," "Adjusted Operating Ratio," and "Free Cash Flow," as we define them, are not presented in accordance with GAAP. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on Adjusted Net Income Attributable to Knight-Swift, Adjusted EPS, Adjusted Operating Income, and Adjusted Operating Ratio as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. Management and the board of directors use Free Cash Flow as a key measure of our liquidity. Free Cash Flow does not represent residual cash flow available for discretionary expenditures. We believe our presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we use internally for purposes of assessing our core operating performance.
Adjusted Net Income Attributable to Knight-Swift, Adjusted Operating Income, Adjusted EPS, Adjusted Operating Ratio, and Free Cash Flow, are not substitutes for their comparable GAAP financial measures, such as net income, cash flows from operating activities, operating margin, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

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Non-GAAP Reconciliation (Unaudited):
Adjusted Operating Income and Adjusted Operating Ratio [1]

	Quarter Ended June 30,		Year-to-Date June 30,
	2023	2022	2023	2022
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,552,979	$1,961,131	$3,189,911	$3,788,120
Total operating expenses	(1,458,949)	(1,635,353)	(2,951,094)	(3,164,256)
Operating income	$94,030	$325,778	$238,817	$623,864
Operating ratio	93.9%	83.4%	92.5%	83.5%

Non-GAAP Presentation
Total revenue	$1,552,979	$1,961,131	$3,189,911	$3,788,120
Truckload and LTL fuel surcharge	(162,531)	(266,600)	(349,170)	(445,711)
Revenue, excluding truckload and LTL fuel surcharge	1,390,448	1,694,531	2,840,741	3,342,409

Total operating expenses	1,458,949	1,635,353	2,951,094	3,164,256
Adjusted for:
Truckload and LTL fuel surcharge	(162,531)	(266,600)	(349,170)	(445,711)
Amortization of intangibles [2]	(16,505)	(16,215)	(32,688)	(32,381)
Impairments [3]	—	—	—	(810)
Legal accruals [4]	(1,300)	2,000	(1,000)	(3,055)
Transaction fees [5]	(5,332)	—	(6,868)	—
Severance expense [6]	—	—	(1,452)	—
Change in fair value of deferred earnout [7]	2,500	—	2,500	—
Adjusted Operating Expenses	1,275,781	1,354,538	2,562,416	2,682,299
Adjusted Operating Income	$114,667	$339,993	$278,325	$660,110
Adjusted Operating Ratio	91.8%	79.9%	90.2%	80.3%

1     Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to consolidated non-GAAP Adjusted Operating Ratio.
2    "Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the 2017 Merger, the ACT acquisition and other acquisitions.
3    "Impairments" reflects the non-cash impairment of building improvements (within our non-reportable segments).
4    "Legal accruals" are included in "Miscellaneous operating expenses" in the condensed consolidated statements of comprehensive income and reflect the following:
•Second quarter 2023 legal expense reflects the increased estimated exposure for an accrued legal matter based on a recent settlement agreement. First quarter 2023 legal expense reflects a decrease in the estimated exposure related to an accrued legal matter previously identified as probable and estimable in prior periods based on a recent settlement agreement.
•During the second quarter of 2022, the company decreased the estimated exposure related to an accrued legal matter previously identified as probable and estimable in prior periods based on a recent settlement agreement.
5    "Transaction fees" reflects certain legal and professional fees associated with the July 1, 2023 acquisition of U.S. Xpress. The transaction fees are primarily included within "Miscellaneous operating expenses" and "Salaries, Wages, and benefits" and with smaller amounts included in other line items in the condensed statements of comprehensive income.
6    "Severance expense" is included within "Salaries, wages, and benefits" in the condensed statements of comprehensive income.
7    "Change in fair value of deferred earnout" reflects the benefit for the change in fair value of a deferred earnout related to the acquisition of UTXL, which is recorded in "Miscellaneous operating expenses."

13

Non-GAAP Reconciliation (Unaudited):
Adjusted Net Income Attributable to Knight-Swift and Adjusted EPS [1]

	Quarter Ended June 30,		Year-to-Date June 30,
	2023	2022	2023	2022
	(Dollars in thousands, except per share data)
GAAP: Net income attributable to Knight-Swift	$63,326	$219,492	$167,610	$427,829
Adjusted for:
Income tax expense attributable to Knight-Swift	21,959	72,090	54,694	141,264
Income before income taxes attributable to Knight-Swift	85,285	291,582	222,304	569,093
Amortization of intangibles [2]	16,505	16,215	32,688	32,381
Impairments [3]	—	—	—	810
Legal accruals [4]	1,300	(2,000)	1,000	3,055
Transaction fees [5]	5,332	—	6,868	—
Severance expense [6]	—	—	1,452	—
Change in fair value of deferred earnout [7]	(2,500)	—	(2,500)	—
Adjusted income before income taxes	105,922	305,797	261,812	605,339
Provision for income tax expense at effective rate	(27,304)	(75,608)	(64,703)	(150,287)
Non-GAAP: Adjusted Net Income Attributable to Knight-Swift	$78,618	$230,189	$197,109	$455,052

Note: Because the numbers reflected in the table below are calculated on a per share basis, they may not foot due to rounding.

	Quarter Ended June 30,		Year-to-Date June 30,
	2023	2022	2023	2022
GAAP: Earnings per diluted share	$0.39	$1.35	$1.04	$2.60
Adjusted for:
Income tax expense attributable to Knight-Swift	0.14	0.44	0.34	0.86
Income before income taxes attributable to Knight-Swift	0.53	1.79	1.37	3.45
Amortization of intangibles [2]	0.10	0.10	0.20	0.20
Impairments [3]	—	—	—	—
Legal accruals [4]	0.01	(0.01)	0.01	0.02
Transaction fees [5]	0.03	—	0.04	—
Severance expense [6]	—	—	0.01	—
Change in fair value of deferred earnout [7]	(0.02)	—	(0.02)	—
Adjusted income before income taxes	0.65	1.87	1.62	3.67
Provision for income tax expense at effective rate	(0.17)	(0.46)	(0.40)	(0.91)
Non-GAAP: Adjusted EPS	$0.49	$1.41	$1.22	$2.76

1Pursuant to the requirements of Regulation G, these tables reconcile consolidated GAAP net income attributable to Knight-Swift to non-GAAP consolidated Adjusted Net Income Attributable to Knight-Swift and consolidated GAAP diluted earnings per share to non-GAAP consolidated Adjusted EPS.
2Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 2.
3Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 3.
4Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 4.
5Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 5.
6Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 6.
7Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 7.

14

Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio [1]

	Quarter Ended June 30,		Year-to-Date June 30,
Truckload Segment	2023	2022	2023	2022
GAAP Presentation	(Dollars in thousands)
Total revenue	$953,659	$1,188,809	$1,965,904	$2,269,340
Total operating expenses	(885,748)	(982,513)	(1,782,094)	(1,857,927)
Operating income	$67,911	$206,296	$183,810	$411,413
Operating ratio	92.9%	82.6%	90.7%	81.9%
Non-GAAP Presentation
Total revenue	$953,659	$1,188,809	$1,965,904	$2,269,340
Fuel surcharge	(124,004)	(206,931)	(269,268)	(345,592)
Intersegment transactions	(282)	(399)	(1,283)	(735)
Revenue, excluding fuel surcharge and intersegment transactions	829,373	981,479	1,695,353	1,923,013

Total operating expenses	885,748	982,513	1,782,094	1,857,927
Adjusted for:
Fuel surcharge	(124,004)	(206,931)	(269,268)	(345,592)
Intersegment transactions	(282)	(399)	(1,283)	(735)
Amortization of intangibles [2]	(299)	(323)	(642)	(647)
Adjusted Operating Expenses	761,163	774,860	1,510,901	1,510,953
Adjusted Operating Income	$68,210	$206,619	$184,452	$412,060
Adjusted Operating Ratio	91.8%	78.9%	89.1%	78.6%

1     Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in historical Knight acquisitions.

15

Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio [1] — (Continued)

	Quarter Ended June 30,		Year-to-Date June 30,
LTL Segment	2023	2022	2023	2022
GAAP Presentation	(Dollars in thousands)
Total revenue	$267,105	$283,847	$522,409	$538,972
Total operating expenses	(236,867)	(240,080)	(465,589)	(468,828)
Operating income	$30,238	$43,767	$56,820	$70,144
Operating ratio	88.7%	84.6%	89.1%	87.0%
Non-GAAP Presentation
Total revenue	$267,105	$283,847	$522,409	$538,972
Fuel surcharge	(38,527)	(59,669)	(79,902)	(100,119)
Revenue, excluding fuel surcharge	228,578	224,178	442,507	438,853

Total operating expenses	236,867	240,080	465,589	468,828
Adjusted for:
Fuel surcharge	(38,527)	(59,669)	(79,902)	(100,119)
Amortization of intangibles [2]	(3,920)	(3,995)	(7,840)	(7,940)
Adjusted Operating Expenses	194,420	176,416	377,847	360,769
Adjusted Operating Income	$34,158	$47,762	$64,660	$78,084
Adjusted Operating Ratio	85.1%	78.7%	85.4%	82.2%

1Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the ACT and MME acquisitions.

16

Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio [1] — (Continued)

	Quarter Ended June 30,		Year-to-Date June 30,
Logistics Segment	2023	2022	2023	2022
GAAP Presentation	(Dollars in thousands)
Total revenue	$119,943	$248,662	$258,226	$530,701
Total operating expenses	(110,377)	(204,913)	(235,840)	(447,351)
Operating income	$9,566	$43,749	$22,386	$83,350
Operating ratio	92.0%	82.4%	91.3%	84.3%
Non-GAAP Presentation
Total revenue	$119,943	$248,662	$258,226	$530,701
Intersegment transactions	(2,161)	(1,343)	(3,667)	(3,211)
Revenue, excluding intersegment transactions	117,782	247,319	254,559	527,490

Total operating expenses	110,377	204,913	235,840	447,351
Adjusted for:
Intersegment transactions	(2,161)	(1,343)	(3,667)	(3,211)
Amortization of intangibles [2]	(334)	(334)	(668)	(668)
Adjusted Operating Expenses	107,882	203,236	231,505	443,472
Adjusted Operating Income	$9,900	$44,083	$23,054	$84,018
Adjusted Operating Ratio	91.6%	82.2%	90.9%	84.1%

	Quarter Ended June 30,		Year-to-Date June 30,
Intermodal Segment	2023	2022	2023	2022
GAAP Presentation	(Dollars in thousands)
Total revenue	$104,327	$132,871	$214,899	$242,093
Total operating expenses	(110,959)	(118,699)	(216,429)	(212,751)
Operating (loss) income	$(6,632)	$14,172	$(1,530)	$29,342
Operating ratio	106.4%	89.3%	100.7%	87.9%
Non-GAAP Presentation
Total revenue	$104,327	$132,871	$214,899	$242,093
Intersegment transactions	—	(17)	—	(47)
Revenue, excluding intersegment transactions	104,327	132,854	214,899	242,046

Total operating expenses	110,959	118,699	216,429	212,751
Adjusted for:
Intersegment transactions	—	(17)	—	(47)
Adjusted Operating Expenses	110,959	118,682	216,429	212,704
Adjusted Operating (Loss) Income	$(6,632)	$14,172	$(1,530)	$29,342
Adjusted Operating Ratio	106.4%	89.3%	100.7%	87.9%

1Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2    "Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the UTXL acquisition.

17

Non-GAAP Reconciliation (Unaudited):
Free Cash Flow [1]

Year-to-Date June 30, 2023

GAAP: Cash flows from operations	$722,190
Adjusted for:
Proceeds from sale of property and equipment, including assets held for sale	98,755
Purchases of property and equipment	(517,856)
Non-GAAP: Free cash flow	$303,089

1Pursuant to the requirements of Regulation G, this table reconciles GAAP cash flows from operations to non-GAAP Free Cash Flow.

18